Moody National REIT II, Inc. POS EX

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Moody National REIT II, Inc.

We consent to the use of our report dated April 2, 2018, with respect to the consolidated balance sheets of Moody National REIT II, Inc. and subsidiaries as of December 31, 2017 and 2016, the related consolidated statements of operations, equity and cash flows for the years then ended, and the related notes and financial statement schedule III, (collectively, the "consolidated financial statements"), included in the Annual Report on Form 10-K of Moody National REIT II, Inc. for the year ended December 31, 2017, filed with the Securities and Exchange Commission on April 2, 2018, which is included in Supplement No. 3 to the Prospectus relating to the Registration Statement on Form S-11 (Commission File No. 333-198305) of Moody National REIT II, Inc., and to the reference to our firm under the heading “Experts” therein.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia
April 3, 2018